 Exhibit 10.2

Amendment to Convertible Note

Reference is made to that certain 6% Convertible Note made by Smart Server, Inc. (the "Company") in favor of Berrard Holdings Limited Partnership (the “Holder”) dated July 13, 2016 and having and aggregate principal amount of $191,858.25 (the “Note”).

For good and valuable consideration, including the funding by Holder of the Company's bank account with Wells Fargo, N.A. in the amount of $5,000.00 and the payment by Holder of certain invoices of the Company in the amount of $500.00, the Company and Holder hereby agree that the aggregate principal amount of the note shall be increased by $5,500.00 such that the new aggregate principal amount of the Note shall be $197,358.25, effective as of August 31, 2016. Other than as expressly set forth herein, all other terms of the Note remain unchanged.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Note as of the date first above written.

SMART SERVER, INC. a Nevada corporation
By: /s/ Steven Berrard Name: Steven R. Berrard Title: Chief Executive Officer